EXHIBIT 10.1

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 23rd day of May, 2012, by and between Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), and TTG Apparel, LLC, a Delaware limited liability company (the “Purchaser”).

The parties hereby agree as follows:

1.           Purchase and Sale of Preferred Stock.

1.1.          Sale and Issuance of Series A Preferred Stock; Closing; Disclosure.

(a)          The Company shall adopt the Certificate of Amendment in the form of Exhibit A attached to this Agreement (the “Certificate of Amendment”) and, after the close of trading of the Company’s common stock, $0.01 par value per share (the “Common Stock”) on the date hereof, file the Certificate of Amendment with the Secretary of State of the State of New York.

(b)          Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser 50,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series A Preferred Stock”), at a purchase price of $100.00 per share. The shares of Series A Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

(c)          The closing of the purchase and sale of the Shares provided for hereunder (the “Closing”) shall occur remotely via the exchange of documents and signatures on the date hereof but after the close of trading of the Company’s Common Stock and after the filing of the Certificate of Amendment as provided in subsection (b) above. Except as required by applicable law, regulation or stock exchange rule, the Company shall not, prior to the Closing, disclose to any third parties other than its advisors the existence of, or any information concerning, this Agreement or the transactions contemplated by this Agreement. Prior to making any public disclosure of this Agreement or the transactions contemplated by this Agreement, the Company shall provide the Purchaser and its counsel with a draft of the disclosure and provide them with the opportunity to provide the Company with comments on the disclosure.

1.2.          Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)          “Code” means the Internal Revenue Code of 1986, as amended.

(c)          “Commission” means the United States Securities and Exchange Commission.

(d)          “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(e)          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(f)          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(g)          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

(h)          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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(i)           “GAAP” means generally accepted accounting principles in the United States of America.

(j)           “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(k)          “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

(l)          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

(m)          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

(n)          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o)          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

(p)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q)          “subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

(r)          “Subsidiary” means any subsidiary of the Company.

(s)          “Tax” means any present or future tax, levy, impost, duty, deduction, withholding, assessment, fee or other charge imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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2.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is intended to be applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1.          Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2.          Capitalization.

(a)          The authorized capital of the Company consists, as of the date hereof, of:

(i)          200,000,000 shares of Common Stock, 38,964,891 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)         10,000,000 shares of Preferred Stock, of which 125,000 shares have been designated as Series A Preferred Stock. The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate of Amendment and as provided by the New York Business Corporation Law. There are no shares of Preferred Stock outstanding.

(b)          The Company has reserved 6,717,260 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company and their respective affiliates pursuant to outstanding options and warrants.

(c)          Other than as set forth in this Section above, there are no shares of capital stock of the Company or securities convertible into capital stock of the Company outstanding.

2.3.          Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company owns all of the stock in its subsidiaries. The Company is not a participant in any joint venture, partnership or similar arrangement.

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2.4.          Authorization. All corporate action required to be taken by the Company in order to authorize the Company to enter into this Agreement, issue the Warrants (as hereinafter defined), file the Certificate of Amendment and issue the Shares and Warrants (as hereinafter defined) and the Common Stock issuable upon conversion of the Shares or exercise of the Warrants, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the other documents referenced above, the performance of all obligations of the Company under this Agreement to be performed, and the issuance and delivery of the Shares has been taken. The Agreement, the Warrants and the Certificate of Amendment , when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent indemnification provisions may be limited by applicable federal or state securities laws.

2.5.          Valid Issuance of Shares. The Shares and Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Subsection 2.6 below, the Shares will be issued, in compliance with all applicable federal and state securities laws. The shares of Series A Preferred Stock that will be issued as dividends on the Shares and on other shares of Series A Preferred Stock that will have been issued as dividends, when issued and delivered in accordance with the terms of the Certificate of Amendment, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. The Common Stock issuable upon conversion of the Shares and exercise of the Warrants has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Amendment or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Subsection 2.6 below, the Common Stock issuable upon conversion of the Shares and exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.

2.6.          Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Amendment, which will have been filed as of the date hereof, (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner and (iii) approval by the NYSE MKT of the issuance of the Common Stock issuable upon conversion of the Shares and exercise of the Warrants.

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2.7.          Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any credit agreement or facility, note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of any of which would have a Material Adverse Effect. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.8.          Rights of Registration. The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

2.9.          Property. Except as set forth in Section 2.9 of the Disclosure Schedule, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.10.         SEC Filings; Financial Statements. The Company has delivered or made available to the Purchaser prior to the execution of this Agreement, true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the Commission since July 27, 2008. Each of such filings with the Commission (collectively, the “SEC Filings”), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made. The financial statements included in the SEC Filings (the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to January 28, 2012, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

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2.11.         Changes. Since January 28, 2012, the Company and its subsidiaries, taken as a whole, has not suffered any Material Adverse Effect, except for those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Company conducts its business or developments that are not unique to the Company but also affect other entities engaged or participating in the women’s intimate apparel industry generally in a manner not materially less severely. For purposes of this section, revenues and operating results materially consistent with the Company’s revenues and operating results for the quarter ended January 28, 2012, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended January 28, 2012, shall not be deemed a Material Adverse Effect.

2.12.         Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.13.         Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.14.         Compliance with Laws. Since January 28, 2012, the Company has conducted its business in compliance with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

2.15.         Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened in writing against any of them before the National Labor Relations Board or any similar governmental authority in any jurisdiction, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened in writing against any of them, (b) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries and (c) to the best knowledge of the Company, no question concerning union representation exists with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

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2.16.         Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other person or entity, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

2.17.         Litigation. Except as set forth in Section 2.17 of the Disclosure Schedule, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, that would result in a judgment or judgments against the Company or any of its Subsidiaries in an amount in excess of $200,000 or that could reasonably be expected to have a Material Adverse Effect or, to the knowledge of the Company, that involve this Agreement or the transactions contemplated hereby.

2.18.         Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

2.19.         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

2.20.         Solvency. Immediately after the consummation of the transactions contemplated by this Agreement (i) the fair value of the assets of each of the Company and Subsidiaries at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each of the Company and its Subsidiaries will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Company and its Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Company and its Subsidiaries will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the date hereof.

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2.21.         Disclosure. The Company has disclosed to the Purchaser all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any of its Subsidiaries to the Purchaser in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

3.          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1.          Authorization. The Purchaser has full power and authority to enter into this Agreement. The Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent indemnification provisions may be limited by applicable federal or state securities laws.

3.2.          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the securities laws of the United States. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3.          Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

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3.4.          Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares or Warrants, or the Common Stock into which it may be converted or exercised, as applicable, for resale except as set forth in this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5.          No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6.          Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, will bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

3.7.          Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8.          Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

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3.9.          No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.10.         Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.11.         Residence. The principal place of business of the Purchaser is identified in the address of the Purchaser set forth on the signature page hereof.

4.          Deliveries by the Company. On or before the date hereof, the Company shall deliver the following to Purchaser:

4.1.          Company Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchaser a certificate certifying that (i) the representations and warranties of the Company contained in Section 2 that are (A) qualified as to materiality are true and correct and (B) not qualified as to materiality are true and correct in all material respects and (ii) the Company shall have performed and complied with all covenants, agreements, obligations and conditions in this Agreement that are required to be performed or complied with by the Company on or before the date hereof.

4.2.          Opinion of Company Counsel. The Purchaser shall have received from Graubard Miller, counsel for the Company, an opinion in substantially the form of Exhibit C attached to this Agreement.

4.3.          Certificate of Amendment. The Company shall have filed the Certificate of Amendment with the Secretary of State of New York.

4.4.          Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser a certificate certifying (i) the Restated Certificate of Incorporation and Bylaws of the Company and (ii) resolutions of the Board of Directors of the Company approving the Agreement, the transactions contemplated under the Agreement and the Certificate of Amendment.

4.5.          Expenses. The Company shall pay, or reimburse the Purchaser for, the Purchaser’s reasonable out-of-pocket expenses (including but not limited to reasonable attorneys’ fees and disbursements), in an amount not to exceed $50,000, related to the negotiation and documentation of this Agreement and the ancillary documents hereto and the issuance of the Shares to it hereunder and thereafter.

4.6.          Shares. The Company shall deliver to the Purchaser a certificate representing the Shares.

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4.7.          Warrants. The Company shall have issued to the Purchaser three (3) warrants, each to purchase 500,000 shares of Common Stock, having terms of three (3), five (5) and seven (7) years, at exercise prices of $0.45, $0.53 and $0.60 per share, respectively, substantially in the form of the Common Stock Purchase Warrant attached to this Agreement as Exhibit D (the “Warrants”).

5.          Deliveries by the Purchaser.

5.1.          Purchase Price. The Purchaser shall pay the purchase price for the Shares by wire transfer to a bank account designated by the Company.

5.2.          Purchaser Compliance Certificate. The Purchaser shall deliver to the Company a certificate certifying that (i) the representations and warranties of the Purchaser contained in Section 3 that are (A) qualified as to materiality are true and correct and (B) not qualified as to materiality are true and correct in all material respects and (ii) the Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions in this Agreement that are required to be performed or complied with by the Purchaser on or before the date hereof.

6.          Additional Obligations.

6.1.          Registration Rights. Within 60 days after the Closing, the Company shall (i) file a registration statement (“Registration Statement”) with the Commission covering the resale by the Purchaser of the shares of Common Stock underlying the Shares, the shares of Common Stock underlying any shares of Series A Preferred Stock issued as dividends on the Shares, and the shares of Common Stock underlying the Warrants (“Registrable Securities”), (ii) use its best efforts to have such Registration Statement declared effective as promptly as practicable thereafter, and (iii) keep the Registration Statement effective until (1) the date on which the Registrable Securities may be resold by the Purchaser without registration under the Securities Act and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (2) all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect. The Purchaser understands, however, that notwithstanding this obligation on the part of the Company to register the resale of the Registrable Securities and to keep the Registration Statement effective, there is no assurance that the Company will be able to have the Registration Statement declared effective and keep the Registration Statement effective until the Purchaser has sold all the Registrable Securities owned by the Purchaser registered thereon. The Company’s obligation to register the Registrable Securities pursuant to the Registration Statement shall be subject to the Purchaser’s delivery to the Company of such information regarding the Purchaser, the securities of the Company held by the Purchaser, and the intended method of disposition of the Registrable Securities as reasonably required by the Company to effect the registration of such Registrable Securities. The Company shall, promptly upon receipt of notice of a transfer by the Purchaser, add to the Registration Statement any transferee of the Shares, any transferee of any shares of Series A Preferred Stock issued as dividends on the Shares, and any transferee of the Warrants.

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6.2.          Use of Proceeds. The Company shall use the proceeds of the sale of Shares hereunder solely for paying, settling or discharging accounts payable of the Company.

6.3.          NYSE MKT Additional Listing Application Approval. The Company shall promptly after the date hereof use its best efforts to obtain approval from the NYSE MKT to list the shares of Common Stock issuable upon conversion of the Shares (including dividends) and exercise of the Warrants, and shall not issue any such shares of Common Stock unless and until such approval is obtained.

6.4.          Shareholder Approval. The Purchaser and its affiliates currently own an aggregate of 10,153,299 shares of Common Stock, or approximately 26.1% of the outstanding shares.  Fursa Alternative Strategies LLC (“Fursa”), on behalf of certain funds and accounts affiliated with or managed by it or its affiliates, together with William F. Harley, Chief Investment Officer of Fursa, currently own an aggregate of 17,287,335 shares of Common Stock, or approximately 44.4% of the outstanding shares.  In accordance with NYSE MKT interpretations and guidelines relating to obtaining shareholder approval upon a change of control, the Company shall not issue to the Purchaser shares of Common Stock upon conversion of the Series A Preferred Stock and exercise of Warrants in excess of 7,134,036, unless and until the Company obtains shareholder approval in connection with such issuance. If, at any time, the number of shares of Common Stock that would be issuable upon conversion of the Series A Preferred Stock and the Warrants exceeds 7,134,036, the Company shall immediately thereupon use its best efforts to obtain shareholder approval of the issuance of all shares of Common Stock then and at any time thereafter issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants in accordance with the terms of the Certificate of Amendment and the Warrants.

6.5.          Actions Required With Respect to Dividends. The Corporation shall take all actions required or permitted under the Business Corporation Law of the State of New York (the “BCL”) (a) to permit the payment of the Series A Preferred Dividend (as defined in the Certificate of Amendment), including through the revaluation of its assets in accordance with the BCL, to make or keep funds legally available for the payment of dividends and (b) to declare and pay such dividends.

7.          Miscellaneous.

7.1.          Survival of Warranties and Covenants. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive for twelve (12) months from the date hereof (the date that is twelve (12) months from the date hereof, the “Survival Date”) regardless of any investigation made by the Purchaser or on its behalf. Notwithstanding any provision to the contrary contained in this Agreement, with respect to claims for breaches of representations and warranties contained in this Agreement, no party will be liable with respect thereto unless written notice of a possible claim with respect to such breach is given by the party making such claim on or prior to the Survival Date, it being understood that so long as such written notice is given on or prior to the Survival Date, such representations and warranties shall continue to survive until such matter is resolved. All covenants and agreements contained herein shall survive until they are completed or no longer applicable in accordance with the terms of this Agreement.

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7.2.          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Purchaser shall be permitted to assign its rights under this Agreement with the prior written consent of the Company, which shall not be unreasonably withheld. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3.          Indemnification.

(a)          The Company shall defend, protect, indemnify and hold harmless the Purchaser, and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Purchaser Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any of the agreements contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any of the agreements contemplated hereby, or (c) the execution, delivery or performance of this Agreement, any Agreements contemplated hereby including the Certificate of Amendment or the transactions contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnification provided for under this Section 7.3(a) shall not apply to any Indemnified Liabilities arising out of the gross negligence or intentional misconduct of any Purchaser Indemnitee.

(b)          The Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement or any of the agreements contemplate hereby, or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement or any of the agreements contemplated thereby. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnification provided for under this Section 7.3(b) shall not apply to any Indemnified Liabilities arising out of the gross negligence or intentional misconduct of any Company Indemnitee.

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(c)          No amount shall be payable under this Section 7.3 unless the aggregate amount of all Indemnified Liabilities otherwise payable by a party exceeds $50,000, in which event the entire amount of such Indemnified Liabilities shall be payable from the first dollar.

7.4.          Governing Law. This Agreement shall be governed by the internal law of the State of New York.

7.5.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6.          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7.          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 7.6. If notice is given to the Company, a copy shall also be sent to Graubard Miller, 405 Lexington Avenue, New York, New York 10174, Attn: David Alan Miller, Esq. and if notice is given to the Purchaser, a copy shall also be given to Edwards Wildman Palmer LLP, 225 West Wacker Drive, Suite 2800, Chicago, Illinois 60606, Attn: Adam S. Calisoff, Esq.

7.8.          No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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7.9.          Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least 50% of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Subsection 7.9 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

7.10.         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11.         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12.         Entire Agreement. This Agreement (including the Exhibits hereto) and the Certificate of Amendment constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.13.         Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the District of Southern New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the District of Southern New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas J. Lynch

Name:	Thomas J. Lynch

Title:	Chief Executive Officer

Address:	6255 Sunset Blvd., 6th Floor
Hollywood, CA 90028

PURCHASER:

TTG APPAREL, LLC

By:	/s/ Michael T. Tokarz

Name:	Michael T. Tokarz

Title:	Manager

Address:	287 Bowman Avenue, 2nd Floor
Purchase, New York 10577

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT

See Exhibit 3.1 to Form 8-K

EXHIBIT B

DISCLOSURE SCHEDULE

Schedule 2.3

Subsidiaries

FOH Holdings, Inc.	Incorporated:	Delaware, May 9, 1997
	Authorized Stock:	100 Common Shares, $.01 par value
	Issued Stock:	100 Common Shares*
	Sole Shareholder:	Frederick’s of Hollywood Group Inc.

Frederick’s of Hollywood, Inc.	Incorporated:	Delaware, March 1, 1962
	Authorized Stock:	3,000 Common Shares, $0.01 par value
	Issued Stock	1,000 Common Shares*
	Sole Shareholder:	FOH Holdings, Inc.

Frederick’s of Hollywood Stores, Inc.	Incorporated:	Nevada, July 8, 1998
	Authorized Stock:	1,000 common shares, $0.01 par value
	Issued Stock	100 common shares*
	Sole Shareholder:	Frederick’s of Hollywood, Inc.

Hollywood Mail Order, LLC	Formation:	Nevada, July 20, 1999
	Manager:	FOH Holdings, Inc.
	Sole Member:	Frederick’s of Hollywood, Inc.

*	Securities pledged to Wells Fargo Retail Finance II, LLC (“Senior Lender”) in accordance with the terms of that certain Pledge and Security Agreement, dated as of January 28, 2008, by the Company for the benefit of the Senior Lender.

Schedules to Series A Preferred Stock Purchase Agreement

Schedule 2.9

Liens

DEBTOR	SECURED PARTY/creditor	STATE	UCC or filing NUMBEr	FILING DATE	collateral
TANGIBLE ASSETS
Frederick’s of Hollywood Group Inc.	Wells Fargo Retail Finance II, LLC, as agent	NY	200801290081909	1/29/08	All assets.
Frederick’s of Hollywood Group Inc.			201011290646852	11/29/10	UCC-3 Amendment to filing no. 200801290081909 deleting from the collateral all assets relating to Debtor’s wholesale division.
Frederick’s of Hollywood Group Inc.			201109230511864	9/23/11	UCC-3Assignment to filing no. 200801290081909 to Wells Fargo Bank, National Association, as agent.
Frederick’s of Hollywood Group Inc.	Hilco Brands, LLC	NY	201008030422883	8/3/2010	All assets.
Frederick’s of Hollywood Group Inc.	Hilco Brands, LLC	NY	201011290646876	11/29/10	UCC-3 Amendment to filing no 201008030422883 deleting from the collateral all assets relating to Debtor’s wholesale division.
FOH Holdings, Inc.	Wells Fargo Retail Finance II, LLC, as agent	DE	30029085	1/6/03	All assets.
FOH Holdings, Inc.		DE	31309767	5/23/03	UCC-3 Assignment of filing no. 30029085 to Wells Fargo Retail Finance II, as agent.
FOH Holdings, Inc.		DE	20073004263	8/8/07	UCC-3 Continuation of filing no. 30029085
FOH Holdings, Inc.		DE	20104356675	12/9/10	UCC-3 Amendment to filing no. 30029085 changing Secured Party’s name to Wells Fargo Bank, National Association
FOH Holdings, Inc.		DE	20113665752	9/22/11	UCC-3 Assignment of filing no. 30029085 to Wells Fargo Bank, National Association, as agent.
FOH Holdings, Inc.	Hilco Brands, LLC	DE	20102690166	8/3/10	All assets.
FOH Holdings, Inc.	Wells Fargo Bank, National Association, as agent	DE	20113665836	9/22/11	All assets.
Frederick’s of Hollywood, Inc.	Wells Fargo Retail Finance II, LLC, as agent	DE	30029051	1/6/03	All assets.
Frederick’s of Hollywood, Inc.		DE	31309866	5/22/03	UCC-3 Assignment of filing no. 30029051 to Wells Fargo Retail Finance II, LLC, as agent.
Frederick’s of Hollywood, Inc.		DE	20073004289	8/8/07	UCC-3 Continuation of filing no. 30029051.

Schedules to Series A Preferred Stock Purchase Agreement

DEBTOR	SECURED PARTY/creditor	STATE	UCC or filing NUMBEr	FILING DATE	collateral
Frederick’s of Hollywood, Inc.		DE	20104354126	12/9/10	UCC-3 Amendment to filing no. 30029051 changing Secured Party’s name to Wells Fargo Bank, National Association
Frederick’s of Hollywood, Inc.		DE	20113665786	9/22/11	UCC-3 Assignment of filing no. 30029051 to Wells Fargo Bank, National Association, as agent
Frederick’s of Hollywood, Inc.	Hilco Brands, LLC	DE	20102690232	8/3/2010	All assets.
Frederick’s of Hollywood, Inc.	Wells Fargo Bank, National Association, as agent	DE	20113665869	9/22/11	All assets.
Frederick’s of Hollywood Stores, Inc.	Wells Fargo Retail Finance II, LLC, as agent	NV	2003000343-4	1/6/03	All assets
Frederick’s of Hollywood Stores, Inc.		NV	2003017174-4	6/25/03	UCC-3 Assignment of filing no 2003000343-4 to Wells Fargo Retail Finance II, LLC as agent.
Frederick’s of Hollywood Stores, Inc.		NV	2007037405-7	11/9/07	UCC-3 Continuation of filing no. 2003000343-4
Frederick’s of Hollywood Stores, Inc.		NV	2010030873-8	12/9/10	UCC-3 Amendment to filing no. 2003000343-4 to change the Secured Party’s name to Wells Fargo Bank, National Association.
Frederick’s of Hollywood Stores, Inc.		NV	2008034177-1	11/6/08	All assets.
Frederick’s of Hollywood Stores, Inc.		NV	2010030860-1	12/9/10	UCC-3 Amendment to filing no. 2008034177-1 changing the Secured Party’s name to Wells Fargo Bank, National Association.
Frederick’s of Hollywood Stores, Inc.		NV	2011025414-1	9/23/11	UCC-3 Assignment of filing no. 2008034177-1 to Wells Fargo Bank, National Association, as agent.
Frederick’s of Hollywood Stores, Inc.	Hilco Brands, LLC	NV	20100195452-1	8/3/10	All assets.
Frederick’s of Hollywood Stores, Inc.	Hilco Brands, LLC	NV	2010029817-7	11/29/10	UCC-3 Amendment to filing no. 2010019452-1 deleting from the collateral all assets relating to the Debtor’s wholesale division.
Frederick’s of Hollywood Stores, Inc.	Wells Fargo Bank, National Association, as agent	NV	2011025411-5	9/23/11	All assets.
Hollywood Mail Order, LLC	Wells Fargo Retail Finance II, LLC, as agent	NV	2003000345-8	1/6/03	All assets.
Hollywood Mail Order, LLC		NV	2003013915-2	6/21/03	UCC-3 Assignment of filing no. 2003000345-8 to Wells Fargo Retail Finance II, LLC as agent.
Hollywood Mail Order, LLC		NV	2007038811-9	11/21/07	UCC-3 Continuation of filing no. 2003000345-8

Schedules to Series A Preferred Stock Purchase Agreement

DEBTOR	SECURED PARTY/creditor	STATE	UCC or filing NUMBEr	FILING DATE	collateral
Hollywood Mail Order, LLC		NV	2010030876-4	12/9/10	UCC-3 Amendment to filing no. 2003000345-8 changing Secured Party’s name to Wells Fargo Bank, National Association.
Hollywood Mail Order, LLC		NV	2008034176-9	11/6/08	All assets.
Hollywood Mail Order, LLC		NV	2010030872-6	12/9/10	UCC-3 Amendment to filing no. 2008034176-9 changing Secured Party’s name to Wells Fargo Bank, National Association.
Hollywood Mail Order, LLC		NV	2011025413-9	9/23/11	UCC-3 Assignment of filing no. 2008034176-9 to Wells Fargo Bank, National Association, as agent.
Hollywood Mail Order, LLC	Hilco Brands, LLC	NV	2010019451-9	8/3/10	All assets
Hollywood Mail Order, LLC	Hilco Brands, LLC	NV	2010029818-9	11/29/10	UCC-3 Amendment to filing no. 2010019451-9 deleting from the collateral assets relating to Debtor’s wholesale division.
Hollywood Mail Order, LLC	Wells Fargo Bank, National Association, as agent	NV	2011025412-7	9/23/11	All assets.

Schedules to Series A Preferred Stock Purchase Agreement

Schedule 2.17

Litigation Matters

Michelle Weber, on behalf of herself and all others similarly situated v. Frederick’s of Hollywood, Inc., Case No. CGC-12-517909. On February 2, 2012, a former California store employee filed a purported class action lawsuit in the California Superior Court, County of San Francisco, naming Frederick’s of Hollywood, Inc. (“Frederick’s) as a defendant. The complaint alleges, among other things, violations of the California Labor Code, failure to pay overtime, failure to provide meal and rest periods and termination compensation and violations of California’s Unfair Competition Law. The complaint seeks, among other relief, collective and class certification of the lawsuit (the class being defined as all California retail store hourly employees), unspecified damages, costs and expenses, including attorneys’ fees, and such other relief as the Court might find just and proper. An answer to the Plaintiff’s first amended complaint was filed on April 5, 2012. The case is in the discovery phase.

Schedules to Series A Preferred Stock Purchase Agreement

EXHIBIT C

FORM OF OPINION

GRAUBARD MILLER

The Chrysler Building

405 Lexington Avenue

New York, NY 10174-1901

                      May 23, 2012

TTG Apparel, LLC

287 Bowman Avenue

Purchase, New York 10577

Attention: Mike Tokarz

Re:	Frederick’s of Hollywood Group Inc.

Ladies and Gentlemen:

This opinion is being furnished pursuant to Section 4.2 of the Series A Preferred Stock Purchase Agreement (the “Agreement”), by and between Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), and TTG Apparel, LLC (the “Purchaser”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreement. As such counsel, we have examined and are familiar with and have relied upon the following documents:

(a)	the Restated Certificate of Incorporation and by-laws, each as amended to date, of the Company;

(b)	a copy of the Agreement, the Warrants and the Certificate of Amendment (collectively, the “Transaction Documents”); and

(c)	such other records of meetings, documents, instruments and certificates (including but not limited to certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

In connection with the above listed items, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of the documents submitted to us as certified, fax or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon the certificates of officers of the Company and upon the representations and warranties of the Company contained in the Agreement.

Based on the foregoing and upon such investigation as we have deemed necessary, we give you our opinion as follows:

1.             The Company is a corporation duly organized under the laws of the State of New York. The Company is validly existing in the State of New York

2.             The Company has the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party. The Company has the corporate power and authority to own, lease and operate its properties and to carry on its business as it is now conducted.

3.             Each of the Transaction Documents to which the Company is a party have been duly authorized, executed and delivered by the Company.

4.             Each of the Transaction Documents to which the Company is a party is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent indemnification provisions may be limited by applicable federal or state securities laws.

5.             The shares of Series A Preferred Equity being purchased under the Purchase Agreement are duly authorized and will be validly issued, fully paid and nonassessable when paid for in accordance with the Purchase Agreement.

7.             The execution and delivery by the Company of each of the Transaction Documents to which it is a party, and the performance by the Company of its obligations thereunder, will not (a) violate the Restated Certificate or by-laws of the Company, (b), to our knowledge, violate any federal or New York law or governmental rule or regulation applicable to the Company, except as would not have a Material Adverse Effect on the Company, or (c), to our knowledge, require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any Governmental Authority under any federal or New York statute or regulation or the Business Corporation Law of the State of New York, applicable to the Company on or prior to the date hereof, that have not been obtained or made, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

9.             To our knowledge, the Company is not a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority which would restrict or interfere with the performance by it of its obligations under the Transaction Documents to which it is a party.

10.           Assuming the accuracy of the representations and warranties of the Purchasers set forth in the Purchase Agreement, the offer and sale of the shares of the Series A Preferred Equity under the terms and conditions set forth in the Purchase Agreement, is exempt from the registration requirements of the Securities Act of 1933, as amended.

No opinion is expressed herein other than as to the laws of the State of New York and the federal securities laws of the United States of America. Specifically, we express no opinion with respect to (i) the law of any other state of the United States, and (ii) the law of any foreign country, including any such law governing the issuance of securities in any such country.

Where an opinion is qualified by our knowledge as to a certain matter relating to the Company, knowledge is deemed to be based on the actual knowledge of those attorneys that are currently employed by this firm as of the date of this opinion who have been actively engaged on matters for which we have been employed by the Company.

This opinion is addressed solely to the Purchaser, and is being delivered to it. This opinion is solely for the benefit of the Purchaser and may not be relied upon in any manner by any other person.

Very truly yours,

/s/ GRAUBARD MILLER

EXHIBIT D

FORM OF WARRANT

See Exhibit 10.2 to Form 8-K